NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES THIRD QUARTER 2018 RESULTS

Operational outperformance captures increasing value from high quality liquids portfolio

Spring, Texas – October 25, 2018...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the quarter ended September 30, 2018. Unless noted, results are compared to the third quarter of 2017.

Highlights

•	Generated positive net cash flow after capital investment; full year capital guidance unchanged
•	Reported net cash provided by operating activities of $307 million and net cash flow of $355 million, 45% and 43% higher, respectively
•	Produced 252 Bcfe, including a 22% increase in Appalachia to 187 Bcfe
•	Achieved record liquids production of 67.1 MBbls per day including 56.3 MBbls per day of NGLs and 10.8 MBbls per day of oil
•	Captured $2.51 per Mcfe weighted average realized price, excluding hedges, with a 37% increase in Appalachia to $2.63 per Mcfe
•	Drilled two record laterals of 15,559 feet in West Virginia and 16,272 feet in Pennsylvania
•	Initiated share repurchase program, spending $25 million for 4.8 million shares
•	Credit facility confirmed at $2.0 billion after Fayetteville sale
•	Reported net loss attributable to common stock of $29 million, or $0.05 per diluted share, and adjusted net income attributable to common stock of $146 million, or $0.25 per diluted share

Bill Way, President and Chief Executive Officer of Southwestern Energy said, “This quarter’s cash flow was more than 40% higher than the same period last year. Results benefited from our returns focused growth of liquids as prices improved,  from our leading low cost gas transportation portfolio as regional basis tightened and from operational achievements made by our leading operational team. In addition to building on our operational and financial momentum, we took another deliberate step in our strategy to reposition the Company by signing an agreement to sell the Fayetteville Shale assets.”

Way continued, “In addition to delivering strong quarterly results, we  initiated the share repurchase program with an initial $25 million repurchase of shares and we completed  a conditional $900MM debt tender that will significantly reduce near term debt maturities and leverage. Clearly, our team is executing and our strategy is working.”

Third Quarter 2018 Financial Results

FINANCIAL STATISTICS (Unaudited)	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Financial Results (in millions, except per share amounts)
Net income attributable to common stock	$(29)	$43	$229	$548
Adjusted net income attributable to common stock (non-GAAP)	$146	$29	$414	$156
Adjusted EBITDA (non-GAAP)	$377	$269	$1,090	$899
Net cash provided by operating activities	$307	$211	$971	$789
Net cash flow (non-GAAP)	$355	$248	$993	$816
Total capital investments	$298	$331	$1,039	$946

Southwestern Energy generated record Appalachia production and benefited from higher realized pricing from gas, liquids and oil compared to the prior year. Including a non-cash impairment of $161 million, related to Fayetteville assets, primarily midstream, which were reclassified as held for sale, the Company reported a net loss attributable to common stock of $29 million or $0.05 per diluted share.

Adjusted net income attributable to common stock was $146 million, or $0.25 per diluted share for the quarter. Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) was $377 million, a 40% increase compared to 2017, primarily due to a 9% increase in production along with stronger realized gas, oil and NGL prices.  The primary components of adjusted EBITDA included $276 million from Appalachia operations, $59 million from Fayetteville operations and $49 million from Midstream operations.

Improved Appalachia gas basis differentials and higher NGL prices drove Company-wide weighted average realized price 24% higher to $2.51 per Mcfe, compared to NYMEX gas price of $2.90 per MMbtu, excluding a hedging loss of $0.03 per Mcfe. Weighted average realized price includes transportation costs and basis differentials for gas, liquids and oil.

Increasing demand and tight fractionation capacity drove realized NGL prices 34% higher to $19.43 per barrel, including the impact of ethane and propane hedges. Realized oil price, including financial derivatives, of $59.96 per barrel was 48% higher and includes transportation costs, which remain in line with original guidance. Realized natural gas price for the Company, including hedges, was 10% higher at $2.16 per Mcf reflecting a 32% improvement in basis differentials, which were $0.76 per Mcf in the quarter compared to $1.11 per Mcf for the same period a year ago.

During the quarter, the Company announced the sale of Fayetteville Shale E&P and midstream assets for $1.865 billion subject to customary closing adjustments. Proceeds from the Fayetteville Shale will be used to reduce debt, continue a share repurchase program and continue development of its liquids-rich Appalachia assets. Upon the completion of the transaction, which is expected by year end 2018, the Company will retire $900 million in senior notes, as previously announced, reduce borrowings under the credit facility and will hold the remainder of proceeds in cash and short-term equivalents.

The investments in Appalachia assets will be made in accordance with the Company’s strict capital allocation and internal return metrics.

Pursuant to the previously announced $200 million share repurchase program, the Company repurchased 4.8 million shares during the quarter at an average price of $5.18 per share.

At September 30, 2018, the Company reported liquidity of $1.5 billion including unused revolver capacity net of outstanding revolver borrowings and letters of credit. In October 2018, the Company’s bank group confirmed the borrowing base, adjusted for the sale of the Fayetteville assets, will be in excess of the Company’s $2.0 billion commitment under its credit facility.

A summary of the Company’s hedging position is provided in the attached financial tables. Additional information on physical basis sales, natural gas liquids and oil financial derivatives can be found in the 10-Q.

E&P Operational Review

Southwestern Energy’s net production for the third quarter was 9% higher at 252 Bcfe.

Appalachia Basin production was 22% higher at 187 Bcfe and was comprised of 20% liquids or 6,169 MBbls (67.1 MBbls per day) and 80% or 150 Bcf of natural gas (1.6 Bcf per day).

The Company invested $295 million in E&P capital, including $26 million related to the Southwest Appalachia water project, and drilled 22 wells, completed 23 wells and placed 35 wells to sales.

OPERATING STATISTICS	For the three months ended			For the nine months ended
	September 30,			September 30,
	2018	2017		2018		2017
Production
Gas production (Bcf)	215	205		613		587
Oil production (MBbls)	998	663		2,334		1,747
NGL production (MBbls)	5,181	3,810		14,272		10,134
Total production (Bcfe)	252	232		712		658

Division Production
Northeast Appalachia (Bcf)	121	101		341		285
Southwest Appalachia (Bcfe)	66	52		172		131
Fayetteville Shale (Bcf)	65	78		199		241

Average unit costs per Mcfe
Lease operating expenses	$0.92	$0.91		$0.93		$0.90
General & administrative expenses (1)	$0.18	$0.23	(2)	$0.19	(3)	$0.22	(2)
Taxes, other than income taxes (1)	$0.09	$0.10		$0.08		$0.10
Full cost pool amortization	$0.52	$0.48		$0.50		$0.44
(1)	Excludes restructuring charges.
(2)	Excludes $11 million of legal settlement charges for the three and nine months ended September 30, 2017.
(3)	Excludes $8 million of legal settlement charges for the nine months ended September 30, 2018.

COMMODITY PRICES	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Natural Gas Price:
NYMEX Henry Hub Price ($/MMBtu) (1)	$2.90	$3.00	$2.90	$3.17
Discount to NYMEX (2)	(0.76)	(1.11)	(0.62)	(0.86)
Average realized gas price per Mcf, excluding derivatives	$2.14	$1.89	$2.28	$2.31
Gain (loss) on settled financial basis derivatives ($/Mcf)	(0.03)	0.05	(0.04)	(0.04)
Gain (loss) on settled commodity derivatives ($/Mcf)	0.05	0.03	0.07	(0.05)
Average realized gas price per Mcf, including derivatives	$2.16	$1.97	$2.31	$2.22
Oil Price:
WTI oil price ($/Bbl)	$69.50	$48.20	$66.75	$49.47
Discount to WTI	(8.30)	(7.71)	(7.24)	(7.99)
Average oil price per Bbl, excluding derivatives	$61.20	$40.49	$59.51	$41.48
Average oil price per Bbl, including derivatives	$59.96	$40.49	$58.69	$41.48
NGL Price:
Average net realized NGL price per Bbl, excluding derivatives	$21.60	$14.45	$17.65	$13.04
Average net realized NGL price per Bbl, including derivatives	$19.43	$14.47	$16.75	$13.06
Percentage of WTI	31%	30%	26%	26%
Average net realized C3+ price per Bbl, excluding derivatives	$36.94	$27.82	$35.43	$26.53
Average net realized C3+ price per Bbl, including derivatives	$34.43	$27.82	$34.21	$26.53
Percentage of WTI	53%	58%	53%	54%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$2.51	$2.03	$2.51	$2.37
Including derivatives ($/Mcfe)	$2.48	$2.09	$2.51	$2.29
(1)	Based on last day monthly futures settlement prices.
(2)	This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges and excludes financial basis derivatives.

Three Months Ended September 30, 2018 E&P Division Results	Appalachia				Fayetteville
	Northeast		Southwest		Shale
Production (Bcfe)	121		66		65
Gas Production (Bcf)	121		29		65
Liquids Production (MBbls)	–		6,169		–
NGL (MBbls)	–		5,180		–
Oil (MBbls)	–		989		–
Gross operated production as of September 2018 (MMcfe/d)	1,534		1,191		1,036
Net operated production as of September 2018 (MMcfe/d)	1,261		739		707

Capital investments ($ in millions)
Exploratory and development drilling, including workovers	$85		$112		$1
Acquisition and leasehold	5		5		–
Seismic and other	1		1		1
Capitalized interest and expense	9		38		3
Total capital investments	$100		$156		$5

Gross operated well activity summary
Drilled	9		13		–
Completed	10		13		–
Wells to sales	18		17		–

Average completed well cost (in millions)	$7.0	(1)	$8.6		$–
Average lateral length (in ft)	6,960		6,994	(2)	–

Realized Natural Gas Price
NYMEX Henry Hub Price ($/MMBtu)	$2.90		$2.90		$2.90
Discount to NYMEX (3)	(0.81)		(0.62)		(0.75)
Average realized gas price per Mcf, excluding derivatives	$2.09		$2.28		$2.15
Total weighted average realized price per Mcfe, excluding derivatives	$2.09		$3.62		$2.15
(1)	Average completed well cost includes Marcellus wells only and amounts for delineation and science.
(2)	Average lateral length includes Marcellus wells only.
(3)	This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.

Southwest Appalachia – Total net production of 66 Bcfe, was 27% higher than the prior year quarter and was comprised of 52% liquids. NGL and oil production averaged 56.3 MBbls per day and 10.8 MBbls per day, totaling 67.1 MBbls per day liquids.

Weighted average realized price on a natural gas equivalent basis was $3.62 per Mcf, a $0.72 per Mcfe uplift compared to a NYMEX gas price of $2.90 per Mcf.

The Company placed 16 Marcellus wells to sales with an average lateral length of 6,994 feet. Fourteen wells were located in the super rich acreage and online for at least 30 days, had an average 30-day rate of 7.9 MMcfe per day with a 43% NGL, 23% oil and 34% gas mix. Two wells in the rich acreage were online for at least 30 days and had an average 30-day rate of 13.4 MMcfe per day with a 44% NGL and 56% gas mix.

During the quarter, the Company drilled a West Virginia state record well lateral of 15,559 feet in the super rich area, which is expected to be online early next year.

The first Upper Devonian well was drilled in the Company’s liquids-rich acreage and brought online in the third quarter. This well continues to show encouraging, early results with 45% liquids. The Company plans to bring additional Upper Devonian wells online in the fourth quarter to support its ongoing delineation program.

Northeast Appalachia – Total net production of 121 Bcf, or 1.3 Bcf per day, was 20% higher than the third quarter of 2017. The Company placed 18 wells to sales with an average lateral length of 6,960 feet, 14 of which were online for 30 days and had an average 30-day rate of 13.7 MMcf per day. This includes four short laterals associated with a “wine rack” test.

The longest lateral in the Company’s history, the Mitchell South 2H well, was successfully drilled at 16,272 feet, and is expected to be online in the fourth quarter.

Realized price, which includes transportation costs, was $2.09 per Mcf, a 30% improvement due to tightening basis differentials driven by takeaway capacity going in-service to markets outside of the area. In addition to the ongoing benefit of regional basis improvements, the Company maintains a leading low cost firm transportation portfolio to premium markets that supply low cost natural gas to northeast US markets.

Conference Call

Southwestern Energy will host a conference call and webcast on Friday, October 26, 2018 at 9:00 a.m. Central to discuss third quarter 2018 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6505 and enter access code 3794459. The conference call will webcast live at www.swn.com.

To listen to a replay of the call, dial 877-344-7529, International 412-317-0088, or Canada Toll Free 855-669-9658. Enter replay access code 10124794. The replay will be available until November 20, 2018.

About Southwestern Energy

Southwestern Energy Company is an independent energy company whose wholly-owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the Company can be found on our website: www.swn.com.

Contact

Paige Penchas

Vice President, Investor Relations

(832) 796-4068

Forward Looking Statement

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices (including geographic basis differentials); changes in expected levels of natural gas and oil reserves or production, or the Company’s ability to consummate the closing of the sale of its Fayetteville Shale assets; operating hazards, drilling risks, unsuccessful exploratory activities; natural disasters; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases in service or other costs related to drilling and completion activities; potential liability for remedial actions under existing or future environmental regulations; failure to obtain necessary regulatory approvals; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws, including court rulings, applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the three months ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
(in millions, except share/per share amounts)
Operating Revenues
Gas sales	$465	$394	$1,412	$1,368
Oil sales	62	27	141	73
NGL sales	112	55	252	132
Marketing	287	233	805	736
Gas gathering	25	28	73	85
Other	–	–	4	–
	951	737	2,687	2,394
Operating Costs and Expenses
Marketing purchases	288	236	808	740
Operating expenses	206	170	588	481
General and administrative expenses	51	62	165	170
Restructuring charges	2	–	20	–
Depreciation, depletion and amortization	151	135	436	364
Impairments	161	–	161	–
Taxes, other than income taxes	26	24	64	75
	885	627	2,242	1,830
Operating Income	66	110	445	564
Interest Expense
Interest on debt	56	58	180	175
Other interest charges	2	2	6	7
Interest capitalized	(29)	(29)	(86)	(85)
	29	31	100	97

Gain (Loss) on Derivatives	(65)	45	(108)	295
Loss on Early Extinguishment of Debt	–	(59)	(8)	(70)
Other Income (Loss), Net	–	(2)	2	6

Income Before Income Taxes	(29)	63	230	698
Provision (Benefit) for Income Taxes
Current	–	(10)	–	(10)
Deferred	–	(4)	–	(4)
	–	(14)	–	(14)
Net Income	$(29)	$77	$230	$712
Mandatory convertible preferred stock dividend	–	27	–	81
Participating securities - mandatory convertible preferred stock	–	7	1	83
Net Income Attributable to Common Stock	$(29)	$43	$229	$548

Income Per Common Share
Basic	$(0.05)	$0.09	$0.40	$1.11
Diluted	$(0.05)	$0.09	$0.39	$1.10
Weighted Average Common Shares Outstanding
Basic	581,171,753	499,812,926	577,912,421	496,458,435
Diluted	581,171,753	502,290,779	579,828,858	498,527,671

8

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$9	$916
Accounts receivable, net	397	428
Derivative assets	104	130
Other current assets	41	35
Current assets held for sale	64	–
Total current assets	615	1,509
Natural gas and oil properties, using the full cost method, including $1,767 million as of September 30, 2018 and $1,817 million as of December 31, 2017 excluded from amortization	24,880	23,890
Gathering systems	38	1,315
Other	479	564
Less: Accumulated depreciation, depletion and amortization	(19,928)	(19,997)
Total property and equipment, net	5,469	5,772
Other long-term assets	194	240
Long-term assets held for sale	780	–
TOTAL ASSETS	$7,058	$7,521

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$563	$533
Taxes payable	32	62
Interest payable	60	70
Dividends payable	–	27
Derivative liabilities	111	64
Other current liabilities	10	24
Current liabilities held for sale	116	–
Total current liabilities	892	780
Long-term debt	3,572	4,391
Pension and other postretirement liabilities	50	58
Other long-term liabilities	162	313
Long-term liabilities held for sale	177	–
Total long-term liabilities	3,961	4,762
Equity:
Common stock, $0.01 par value; 1,250,000,000 shares authorized; issued 586,195,162 shares as of September 30, 2018 and 512,134,311 as of December 31, 2017	6	5
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 6.25% Series B Mandatory Convertible, $1,000 per share liquidation preference, 1,725,000 shares issued and outstanding as of December 31, 2017, converted to common stock on January 12, 2018	–	–
Additional paid-in capital	4,714	4,698
Accumulated deficit	(2,449)	(2,679)
Accumulated other comprehensive loss	(40)	(44)
Common stock in treasury; 4,860,280 shares as of September 30, 2018 and 31,269 shares as of December 31, 2017	(26)	(1)
Total equity	2,205	1,979
TOTAL LIABILITIES AND EQUITY	$7,058	$7,521

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the nine months ended
	September 30,
	2018	2017
	(in millions)
Cash Flows From Operating Activities:
Net income	$230	$712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	436	364
Amortization of debt issuance costs	6	7
Impairments	161	–
Deferred income taxes	–	(4)
(Gain) loss on derivatives, unsettled	113	(350)
Stock-based compensation	12	19
Loss on early extinguishment of debt	8	70
Other	7	(2)
Change in assets and liabilities	(2)	(27)
Net cash provided by operating activities	971	789

Cash Flows From Investing Activities:
Capital investments	(1,008)	(943)
Proceeds from sale of property and equipment	9	17
Other	4	5
Net cash used in investing activities	(995)	(921)

Cash Flows From Financing Activities:
Payments on short-term debt	–	(287)
Payments on long-term debt	(1,191)	(1,139)
Payments on revolving credit facility	(1,122)	–
Borrowings under revolving credit facility	1,482	–
Change in bank drafts outstanding	10	–
Proceeds from issuance of long-term debt	–	1,150
Debt issuance costs	(9)	(18)
Purchase of treasury stock	(25)	–
Preferred stock dividend	(27)	(8)
Cash paid for tax withholding	(1)	–
Net cash used in financing activities	(883)	(302)

Decrease in cash and cash equivalents	(907)	(434)
Cash and cash equivalents at beginning of year	916	1,423
Cash and cash equivalents at end of period	$9	$989

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
	Exploration and Production	Midstream Services		Other		Eliminations	Total
	(in millions)
Three months ended September 30, 2018
Revenues	$633		$912		$–	$(594)	$951
Marketing purchases	–		833		–	(545)	288
Operating expenses	232		23		–	(49)	206
General and administrative expenses	44		7		–	–	51
Restructuring charges	2		–		–	–	2
Depreciation, depletion and amortization	140		11		–	–	151
Impairments	15		145		1	–	161
Taxes, other than income taxes	25		1		–	–	26
Operating income (loss)	175		(108)		(1)	–	66
Capital investments (1)	295		–		3	–	298

Three months ended September 30, 2017
Revenues	$470		$734		$–	$(467)	$737
Marketing purchases	–		645		–	(409)	236
Operating expenses	210		18		–	(58)	170
General and administrative expenses	54	(2)	8		–	–	62
Depreciation, depletion and amortization	120		15		–	–	135
Taxes, other than income taxes	22		2		–	–	24
Operating income	64		46		–	–	110
Capital investments (1)	320		9		2	–	331

Nine months ended September 30, 2018
Revenues	$1,790		$2,605		$–	$(1,708)	$2,687
Marketing purchases	–		2,368		–	(1,560)	808
Operating expenses	660		76		–	(148)	588
General and administrative expenses	145	(2)	20		–	–	165
Restructuring charges	18		2		–	–	20
Depreciation, depletion and amortization	383		53	(3)	–	–	436
Impairments	15		145		1		161
Taxes, other than income taxes	59		5		–	–	64
Operating income (loss)	510		(64)		(1)	–	445
Capital investments (1)	1,025		9		5	–	1,039

Nine months ended September 30, 2017
Revenues	$1,559		$2,414		$–	$(1,579)	$2,394
Marketing purchases	–		2,141		–	(1,401)	740
Operating expenses	591		68		–	(178)	481
General and administrative expenses	147	(2)	23		–	–	170
Depreciation, depletion and amortization	317		47		–	–	364
Taxes, other than income taxes	69		6		–	–	75
Operating income	435		129		–	–	564
Capital investments (1)	921		21		4	–	946
(1)

Capital investments include decreases of $31 million and $2 million for the three months ended September 30, 2018 and 2017, respectively, and an increase of $21 million and a decrease of $13 million for the nine months ended September 30, 2018 and 2017, respectively, relating to the change in capital accruals between periods.

(2)

Includes $8 million of legal settlement charges for the nine months ended September 30, 2018 and includes $11 million of legal settlement charges for the three and nine months ended September 30, 2017, respectively.

(3)	Includes a $10 million impairment related to certain non-core gathering assets.

Hedging Summary

A detailed breakdown of the Company’s derivative financial instruments and financial basis positions as of September 30, 2018 is shown below.  Please refer to our quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

Financial protection on production		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold
	(Bcf)	Swaps	Puts	Puts	Calls
Natural Gas
2018
Sold fixed price swaps	42	$2.91	$–	$–	$–
Two-way costless collars	6	–	–	2.90	3.27
Three-way costless collars	72	–	2.40	2.97	3.37
Total	120
2019
Sold fixed price swaps	156	$2.92	$–	$–	$–
Two-way costless collars	53	–	–	2.80	2.98
Three-way costless collars	163	–	2.47	2.89	3.26
Total	372
2020
Sold fixed price swaps	2	$2.77	$–	$–	$–
Three-way costless collars	47	–	2.43	2.80	3.09
Total	49

F
Financial protection on production		Weighted Average
	Volume	Strike Price per
	(Bcf)	Bbl
Propane
2018
Sold fixed price swaps	778	$34.86
2019
Sold fixed price swaps	1,506	$32.63

Ethane
2018
Sold fixed price swaps	1,389	$13.30
2019
Sold fixed price swaps	3,322	13.38

Other Derivative Contracts		Weighted Average
	Volume	Strike Price per
	(Bcf)	MMBtu
Purchased Call Options - Natural Gas
2020	68	$3.63
2021	57	3.52
Total	125

Sold Call Options - Natural Gas
2018	16	$3.50
2019	52	3.50
2020	136	3.39
2021	114	3.33
Total	318

Financial basis positions	Volume	Basis Differential
(excludes physical positions)	(Bcf)	($/MMbtu)

Q4 2018
Dominion South	10	$(0.64)
TETCO M3	6	(0.41)
Total	16	$(0.55)

2019
Dominion South	12	$(0.54)
TETCO M3	16	0.98
TCO	4	(0.38)
Total	32	$0.23

Explanation and Reconciliation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are net debt, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and its E&P and Midstream segment operating income, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the three and nine months ended September 30, 2018 and September 30, 2017, as applicable. Non-GAAP financial measures should not be considered in isolation or as a substitute for the Company's reported results prepared in accordance with GAAP.

	3 Months Ended September 30,
	2018	2017
	(in millions)
Net income attributable to common stock:
Net income (loss) attributable to common stock	$(29)	$43
Add back:
Participating securities - mandatory convertible preferred stock	–	2
Impairment	161	–
Restructuring charges	2	–
(Gain) loss on certain derivatives	59	(31)
Loss on early extinguishment of debt	–	59
Legal settlement charges	–	5
Adjustments due to discrete tax items (1)	8	(37)
Tax impact on adjustments	(55)	(12)
Adjusted net income attributable to common stock	$146	$29
(1)

Primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets.  The Company expects its 2018 income tax rate to be 24.5% before the impacts of any valuation allowance.

	9 Months Ended September 30,
	2018	2017
	(in millions)
Net income attributable to common stock:
Net income attributable to common stock	$230	$548
Add back:
Participating securities - mandatory convertible preferred stock	(1)	59
Impairments	171	–
Restructuring charges	20	–
(Gain) loss on certain derivatives	113	(350)
Gain on sale of assets, net	(1)	(3)
Loss on early extinguishment of debt	8	70
Legal settlement charges	8	5
Adjustments due to inventory valuation and other	1	(1)
Adjustments due to discrete tax items (1)	(56)	(279)
Tax impact on adjustments	(79)	107
Adjusted net income attributable to common stock	$414	$156

(1)

Primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets.  The Company expects its 2018 income tax rate to be 24.5% before the impacts of any valuation allowance.

	3 Months Ended September 30,
	2018	2017
Diluted earnings per share:
Diluted earnings per share	$(0.05)	$0.09
Add back:
Participating securities - mandatory convertible preferred stock	–	–
Impairments	0.28	–
Restructuring charges	–	–
(Gain) loss on certain derivatives	0.10	(0.06)
Loss on early extinguishment of debt	–	0.12
Legal settlement charges	–	0.01
Adjustments due to inventory valuation and other	–	–
Adjustments due to discrete tax items (1)	0.01	(0.07)
Tax impact on adjustments	(0.09)	(0.03)
Adjusted diluted earnings per share	$0.25	$0.06
(1)

Primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets.  The Company expects its 2018 income tax rate to be 24.5% before the impacts of any valuation allowance.

	9 Months Ended September 30,
	2018	2017
Diluted earnings per share:
Diluted earnings per share	$0.39	$1.10
Add back:
Participating securities - mandatory convertible preferred stock	–	0.12
Impairments	0.30	–
Restructuring charges	0.04	–
(Gain) loss on certain derivatives	0.19	(0.70)
Gain on sale of assets, net	–	(0.01)
Loss on early extinguishment of debt	0.01	0.14
Legal settlement charges	0.01	0.01
Adjustments due to inventory valuation and other	–	–
Adjustments due to discrete tax items (1)	(0.10)	(0.56)
Tax impact on adjustments	(0.13)	0.21
Adjusted diluted earnings per share	$0.71	$0.31
(1)

Primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets.  The Company expects its 2018 income tax rate to be 24.5% before the impacts of any valuation allowance.

	3 Months Ended September 30,
	2018	2017
	(in millions)
Net cash flow provided by operating activities:
Net cash provided by operating activities	$307	$211
Add back:
Changes in operating assets and liabilities	46	37
Restructuring charges	2	–
Net cash flow	$355	$248

	9 Months Ended September 30,
	2018	2017
	(in millions)
Net cash provided by operating activities:
Net cash provided by operating activities	$971	$789
Add back:
Changes in operating assets and liabilities	2	27
Restructuring charges	20	–
Net cash flow	$993	$816

	3 Months Ended September 30,
	2018	2017
	(in millions)
EBITDA:
Net income	$(29)	$77
Add back:
Interest expense	29	31
Income tax benefit	–	(14)
Depreciation, depletion and amortization	151	135
Impairments	161	–
Restructuring charges	2	–
Gain on sale of assets, net	–	–
Loss on early extinguishment of debt	–	59
Legal settlement charges	–	5
(Gain) loss on certain derivatives	59	(31)
Stock based compensation expense	4	9
Adjusted EBITDA	$377	$271

	9 Months Ended September 30,
	2018	2017
	(in millions)
EBITDA:
Net income	$230	$712
Add back:
Interest expense	100	97
Income tax benefit	–	(14)
Depreciation, depletion and amortization	436	364
Impairments	161	–
Restructuring charges	20	–
Gain on sale of assets, net	(1)	(3)
Loss on early extinguishment of debt	8	70
Legal settlement charges	8	5
(Gain) loss on certain derivatives	113	(350)
Adjustments due to inventory valuation and other	2	(1)
Stock based compensation expense	13	22
Adjusted EBITDA	$1,090	$902